UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 22, 2009

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company corrects certain information in respect of the Stock Dividend payments in respect of the Hurasu Resource Corporation transaction as follows :

PURCHASE OF MINORITY STOCKHOLDER INTERESTS IN "BOUSE" AND IN "SOUTH COPPERSTONE" BY "HURASU":-

Hurasu has agreed to purchase the balance of the stock in "Bouse" and "South Copperstone" held by minority stockholders at the same price per share as set out above.

Stockholders of Fortress Financial Group, Inc. (formerly Great West Gold, Inc.) who were stockholders of Record on November 7, 2005 (not 2006 as previously stated) received stock in Bouse Mining Holdings plc. Hurasu is purchasing their shares in Bouse at a price of US$0.76 for every 1 (one) share held. The Transfer Agent to Fortress Financial Group, Inc. furnished the Company with a list of eligible stock holders at that Record Date. Those eligible stockholders who held stock in "Street Names" at that date; will have their shares in Hurasu distributed by the DTCC and  not by the Transfer Agent to Hurasu.

Stockholders of Fortress Financial Group, Inc. (formerly Great West Gold, Inc.) who were stockholders of Record on December 2, 2005 received stock in Copperstone Mining Holdings plc. Hurasu is purchasing their shares in Bouse at a price of US$0.25 for every 1 (one) share held. The Transfer Agent to Fortress Financial Group, Inc. furnished the Company with a list of eligible stock holders at that Record Date. Those eligible stockholders who held stock in "Street Names" at that date; will have their shares in Hurasu distributed by the DTCC and not by the Transfer Agent to Hurasu.

These shares of Hurasu being paid in respect of the outstanding Stock Dividends will complete the outstanding Stock Dividends declared by Fortress Financial Group, Inc.

These purchases of the balance of the stockholdings will be transacted on a separate date from the Extraordinary Dividend to Fortress Financial Group, Inc. stockholders as set out in this filing.

Upon the completion of these transactions, both "Bouse" and "South Copperstone" will be wholly owned by Hurasu.

BACKGROUND ON THE HURASU RESOURCE CORPORATION TRANSACTION:

1.
First Platinum Retail Innovations, Inc. (Symbol : FPRT) quoted on the OTC Markets and incorporated in the State of Nevada has changed its name to that of Hurasu Resource Corporation (hereinafter referred to "Hurasu"). This Company presently is quoted at US$1.25 per share. Hurasu trades on the "Grey Market" at this time. The Directors of Hurasu are preparing to file with both the Securities & Exchange Commission and with FINRA; the requisite documentation in order for Hurasu to trade on the OTC BB Market.

 2.           Hurasu is obtaining a new CUSIP Number and Trading Symbol at this time.

3.	Hurasu is effecting a Reverse Stock Split of 10 for 1 at this time, prior to it acquiring any assets. The price of Hurasu quoted post the Reverse Split will be US$12.50 per share.

4.	Upon the "Pay Date" of Hurasu's Reverse split of its Common Stock, Hurasu will acquire very substantial Gold Mining & Exploration assets. These transactions are all agreed and concluded.

5.
Hurasu will then immediately acquire the entire issued Share Capital of the two companies (namely Bouse Mining Holdings plc and Copperstone Mining Holdings plc) which own the "Bouse" and the "South Copperstone" Gold Mining & Exploration properties through an issue of Hurasu restricted shares of Common Stock and at a price of US$10.00 per share of Hurasu Common Stock.

6.	The Company owns an amount of 510,537,026 shares of Bouse Mining Holdings plc (hereinafter referred to as "Bouse").

7.
Hurasu will be paying US$0.76 for every 1 (one) Ordinary Share in Bouse. The Company will receive an amount of US$388,008,140 in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares are be priced at US$10.00 (ten dollars) each for the purposes of this calculation. The Company will receive an amount of 38,800,814 shares of Hurasu Common Stock in respect of this transaction.

8.	The Company owns an amount of 1,030,421,001 shares of Copperstone Mining Holdings plc (hereinafter referred to as "Copperstone").

9.
Hurasu will be paying US$0.25 for every 1 (one) Ordinary Share in Copperstone. The Company will receive an amount of US$257,602,250  in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares will be priced at US$10.00 (ten dollars) each for the purposes of this calculation. The Company will receive an amount of 25,760,225 shares of Hurasu Common Stock in respect of this transaction.

10.
Upon the Company's receipt of the amount of 64,561,039 shares of Hurasu Common Stock; it will immediately set a "Record Date" and a "Pay Date" for the distribution of these shares of Hurasu Common Stock to its stockholders. These shares of Hurasu Common Stock being distributed to Fortress Financial Group, Inc. stockholders will bear a restrictive legend for a period of 2 (two) years) from their date of issue.

11.
The amount of 64,561,039 shares of Hurasu Common Stock being received by Fortress and being distributed to the Company's stockholders will amount to less than 5% of the outstanding shares of Hurasu Common Stock.

12.
The Company announced on October 10, 2008 that the Company has reached an agreement with its Lender whereby funds will be advanced to the Company to meet ongoing costs and to pay for costs in respect of the distribution of the Extraordinary Dividend.

The Lender has agreed that these loans will be of an unsecured long term nature and that it will no longer require the Company to settle loans advanced through the transfer of shares held by the Company in Hunt Gold Corporation (HGLC.PK) Common Stock.

The Lender has agreed with the Company's Management that the Company must retain their shares in Hunt Gold Corporation (HGLC.PK) Common Stock primarily to make the Company a more attractive candidate for a Reverse Merger in the future and because of the inherent value of these shares in Hunt Gold Corporation (HGLC.PK) Common Stock.

13.
On January 16, 2009 the Company has an amount of 31,562,377,817 shares of its Common Stock outstanding following the cancellation of stock repurchases by the Company.  This has been verified by the Transfer Agent to the Company.

An additional 4,500,000,000 restricted shares of the Company are awaiting cancellation, the Transfer Agent requested additional paperwork in respect of those stock cancellations. These are in respect of the cancellation of the "Signing Bonuses" awarded to Alan Santini, Jack Chang and to Leslie Smiedt.

The amount of outstanding shares of the Company's outstanding will be in the amount of 27,062,377,817. This is the amount used in this Stock Dividend calculation.

The Company will receive an amount of US$645,613,390 in Hurasu shares of Common Stock; all to be distributed to its stockholders as an Extraordinary Dividend.

Based upon the number of outstanding shares; the value of this Extraordinary Dividend is valued at US$0.0239 per 1 (one) share of Fortress Financial Group, Inc.

A detailed calculation is set out below.

CALCULATION OF THE VALUE OF THE EXTRAORDINARY DIVIDEND:-

As at January 16, 2009, an amount of 510,537,026 shares of Bouse Mining Holdings plc (hereinafter  referred to as "Bouse") are held by Western Diversified Mining Resources, Inc. (hereinafter referred to as "Western"); a wholly owned subsidiary of Fortress Financial Group, Inc.

As of January 16, 2009, the Company entered into a binding Heads of Agreement to dispose their entire shareholding in Bouse to Hurasu. This is to be settled through the issue of Shares of Common Stock in Hurasu.

Hurasu will be paying US$0.76 for every 1 (one) Ordinary Share in Bouse.

The Company will receive an amount of US$388,008,140 in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares will be priced at US$10.00 (ten dollars) each for the purposes of this calculation.

An amount of 1,030,421,001 shares of Copperstone Mining Holdings plc (hereinafter referred to as "Copperstone") are held by Western as at September 17, 2008.

As of August 25, 2008, the Company entered into a binding Heads of Agreement to dispose their entire shareholding in Copperstone to Hurasu. This is to be settled through the issue of Shares of Common Stock in Hurasu.

Hurasu will be paying US$0.25 for every 1 (one) Ordinary Share in Copperstone.

The Company will receive an amount of US$257,602,250  in shares of Hurasu Common Stock in respect of its sale of its entire stockholding Bouse to Hurasu. The Hurasu shares will be priced at US$10.00 (ten dollars) each for the purposes of this calculation.

Hurasu is currently undergoing a change of CUSIP Number and Trading Symbol coupled with the name change to that of Hurasu Resource Corporation following their recent acquisition of the "Bonanza" and "Santa Clara" Gold Mining & Exploration Companies.

Hurasu has three detachment fault properties, those being "Bonanza", "North Rawhide" and "Santa Clara" which are on the same trend as both "Bouse" and "South Copperstone".

15.           BACKGROUND ON "BOUSE" AND "SOUTH COPPERSTONE":-

"Bouse" and "South Copperstone" are both located in gold-rich La Paz County, Arizona, and represent a class of deposits known as detachment fault deposits.  This type of deposit is prevalent on both sides of the Colorado River in both Arizona and California, and mineable resource is typically in the 500,000 ounces to 5 million ounces gold range, with a grade of .05 to .2 ounces of gold per ton.

The detachment fault type of deposit was first recognized in the 1980’s with the discovery of the Copperstone gold deposit, from which Cyprus Minerals mined 500,000 ounces of gold by open pit.  Another mining company is presently exploring the remaining underground resource (which is believed to exceed 400,000 ounces) and is assessing feasibility of reopening the mine.  The nearby Mesquite deposit, located in Imperial County, California, is also viewed as a detachment fault deposit. Mesquite is several times the size of the Copperstone Deposit and was mined for many years by Newmont; Mesquite is presently operated by Western Goldfields.

The South Copperstone property is a large contiguous claim block immediately south of the Copperstone Mine. Past drilling has identified gold in quartz latite, as well as a geophysical anomaly in the center of the South Copperstone Claim block.  Further geophysical (including magnetic) work is planned to develop future drill targets.

The Bouse property was previously explored by Homestake Gold (now part of Barrick), which found gold mineralization throughout the property.  Drill data is available for approximately 80 Homestake drill holes.  Previous work by another mining company identified a 500,000 ton resource along two high angle faults that were not extensively drilled by Homestake. Exploration plans include integration of results from the previous exploration and new geophysical (including magnetic) work to identify additional drill targets, particularly along the high angle structures, with a view toward increasing the resource.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: January 22, 2009	By:	/s/ Alan Santini
Alan Santini
Company Secretary